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                                                                    EXHIBIT 23.2

               Consent of Ernst & Young LLP, Independent Auditors

         We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Amdocs Limited 1998 Stock Option and Incentive Plan, as amended, of our report dated October 30, 2003, with respect to the consolidated financial statements and schedule of Amdocs Limited, included in its Annual Report (Form 20-F) for the year ended September 30, 2003, filed with the Securities and Exchange Commission on December 24, 2003.


                                                           /s/ Ernst & Young LLP

New York, New York
March 31, 2004